EXHIBIT 99



                          NORTHWEST NATURAL GAS COMPANY
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                         -------------------------------



     Each of the undersigned, RICHARD G. REITEN, the Chairman of the Board and Chief Executive Officer, and BRUCE R. DEBOLT, the Senior Vice President, Finance, and Chief Financial Officer of NORTHWEST NATURAL GAS COMPANY (the "Company"), DOES HEREBY CERTIFY that:

1. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 13th day of August, 2002.


                                          /s/ Richard G. Reiten
                                         --------------------------------------
                                         Chairman of the Board and
                                         Chief Executive Officer


                                         /s/  Bruce R. DeBolt
                                         --------------------------------------
                                         Senior Vice President, Finance,
                                         and Chief Financial Officer